EXHIBIT 1

      JOINT FILING AGREEMENT AMONG FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,
        ORKNEY HOLDINGS, INC., ERIC F. BILLINGS, AND EMANUEL J. FRIEDMAN


     WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

     NOW, THEREFORE, the parties hereto agree as follows:

     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., ORKNEY HOLDINGS, INC., ERIC F. BILLINGS, AND EMANUEL J. FRIEDMAN hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them. FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.



Dated:   September 10, 2002           By: /s/ EMANUEL J. FRIEDMAN
                                      ---------------------------------
                                      Name:  Emanuel J. Friedman
                                      Title: Chairman



Dated:   September 10, 2002           ORKNEY HOLDINGS, INC.

                                      By:  /s/ KURT R. HARRINGTON
                                      ----------------------------------
                                      Name:  Kurt R. Harrington
                                      Title: President



Dated:   September 10, 2002           /s/ ERIC F. BILLINGS
                                      ----------------------------------
                                      Eric F. Billings



Dated:   September 10, 2002           /s/ EMANUEL J. FRIEDMAN
                                      ----------------------------------
                                      Emanuel J. Friedman